UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 2, 2005

RADYNE COMSTREAM INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11685	11-2569467

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3138 E. Elwood Street, Phoenix, Arizona	85034

(Address of Principal Executive Offices)	(Zip Code)

(602) 437-9620

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
Exhibit 99.1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On March 2, 2005 we entered into a definitive merger agreement to acquire Xicom Technology Inc. (“Xicom”). The transaction has been approved by the Board of Directors of both companies and is expected to close within the next 75 days. Closing is subject to completion of a satisfactory pre-closing audit, receipt and approval of complete disclosure schedules, and customary closing conditions. We expect the acquisition to be accretive to earnings. We will pay approximately $41 million for Xicom, consisting of $2 million in stock and $39 million in cash, derived from available cash on hand and an advance under our $15 million credit facility from Wells Fargo HSBC Trade Bank. In addition, we will retire approximately $5 million of Xicom’s debt after the closing. Attached as Exhibit 99.1 is a copy of our press release announcing the Xicom acquisition.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (a)-(b) Financial Statements of Business Acquired and Pro Forma Financial Information

Financial statements of the business to be acquired and pro forma financial information will be filed by amendment not later than seventy-one (71) calendar days from the date of this filing.

(c)	Exhibits

99.1	Press Release dated March 3, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2005

RADYNE COMSTREAM INC.

/s/ Malcolm C. Persen

By:	Malcolm C. Persen
Vice President and Chief Financial Officer